MUNICIPAL MORTGAGE & EQUITY, LLC

2001 Share Incentive Plan

Non-Qualified Stock Option Agreement

THIS OPTION AGREEMENT (this “Agreement”), dated as of January 7, 2010 (the “Grant Date”), is made by and between MUNICIPAL MORTGAGE & EQUITY, LLC, a Delaware limited liability company (the “Company”), and Gary A. Mentesana (the “Optionee”).

WHEREAS, the Optionee is currently employed by MMA Financial, Inc., a wholly-owned subsidiary of the Company (the “Employer”);

WHEREAS, in consideration of the continued employment of the Optionee with the Employer, the Company desires to grant to the Optionee the right to purchase the number of common shares, no par value per share, of the Company (the “Common Shares”), specified below on the terms and conditions set forth herein; and

WHEREAS, the Company has reserved Common Shares for such issuance pursuant to its 2001 Share Incentive Plan (the “Plan”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

1. Grant of Option. Effective as of the Grant Date, the Company hereby grants to the Optionee an option (the “Option”) to purchase 350,000 Common Shares (the “Option Shares”) under and pursuant to the Plan at an exercise price of $0.27 per Common Share. The Option is not intended to constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Conformity with the Plan. The Option is being granted to the Optionee under and is intended to conform in all respects with the Plan, a copy of which is attached hereto as Exhibit A, and all of the terms, conditions, and other provisions of the Plan are hereby incorporated by reference herein. The Optionee hereby acknowledges receipt of the attached copy of the Plan and agrees to be bound by all the terms and provisions thereof (as presently in effect or hereafter amended). Capitalized terms used in this Agreement but not defined herein shall have the meaning ascribed to such terms in the Plan. In the event of any ambiguity in this Agreement or any matters as to which the Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Company’s Board of Directors has the power, among others, to (i) interpret the Plan and option agreements related thereto, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

3. Exercisability of the Option.

(a) Exercisability of the Option Generally. The Option may be exercised only after it has become exercisable, to the extent that it has become and remains exercisable, as specified in this Agreement. Subject to forfeiture as provided herein or in the Plan, the Option will become exercisable cumulatively as follows, so long as the Optionee remains in the continuous employ of the Employer or a subsidiary of the Employer from the date hereof to the applicable vesting date set forth in the table below (each, a “Vesting Date”):

Number of Option Shares Exercisable	Vesting Date
116,666 Common Shares	January 7, 2010
116,667 Common Shares	January 7, 2011
116,667 Common Shares	January 7, 2012

provided, however, that the Option shall become fully exercisable upon the death or Disability (defined below) of the Optionee; provided, further, however, that the Option shall be exercisable after the Optionee ceases to be employed the Employer for any reason other than the Optionee’s death or disability only to the extent that the Option was exercisable at the date of such cessation of service or has become exercisable pursuant to this Section 3 within two months after the date of such cessation of service. The Optionee shall be considered to have a “Disability” if the Optionee is unable to perform the duties assigned to the Optionee by the Employer due to illness, physical or mental disability or other incapacity for a total of 120 or more business days during any twelve month period.

(b) Acceleration of Exercisability on a Discretionary Basis and Upon Change in Control. The provisions of Section 3(a) hereof notwithstanding, the Committee may, in its sole discretion, at any time, upon written notice to the Optionee, accelerate the exercisability of all or a specified portion of the Option, as provided in Section 3(b)(iii) of the Plan. In addition, in the event of a Change in Control of the Company at a time that the Optionee is employed by the Employer or any of its affiliates, the Option shall become immediately and full exercisable upon the occurrence of such Change in Control, as provided in Section 8(a)(i) of the Plan.

(c) Option Cumulatively Exercisable; Fractional Shares. The number of Option Shares with respect to which the Option may be exercised shall be cumulative so that if, in any of the aforementioned periods, the full number of Option Shares shall not have been purchased, any such unpurchased Shares shall continue to be included in the number of Option Shares with respect to which the Option shall then be exercisable along with any other Option Shares as to which the Option may become exercisable in accordance with the terms hereof. The Option may be exercised only to purchase whole shares, and no fractional shares will be issued upon exercise of the Option.

4. Exercise and Payment of Exercise of Price.

(a) Notice of Exercisability; Method of Payment of Exercise Price. The Option shall be exercised by the delivery of written notice of exercise, in the form attached hereto as Exhibit B (the “Exercise Notice”) or as otherwise specified by the Company (with appropriate changes if notice is given by a person other than the Optionee), to the Secretary of the Company, signed by the Optionee or other person entitled to exercise the Option, specifying the number of Option Shares to be purchased, the date of grant of the Option, the method of payment, and other information required by such notice. The Exercise Notice shall be accompanied by payment in full of the aggregate exercise price for all such Option Shares being purchased. Such exercise price shall be payable to the Company either (i) in cash (including by check), (ii) by the tendering of previously acquired Common Shares owned by the Optionee for more than six months and having an aggregate Fair Market Value (as defined in the Plan) at the date of exercise equal to the exercise price being paid thereby, or (iii) by a combination of (i) and (ii).

(b) Delivery of Option Shares. An exercise of the Option shall be effective upon receipt by the Secretary of the Company of both the written notice and payment of the exercise price (each, an “Exercise Date”). Within an administratively reasonable amount of time after the Exercise Date, the Company shall either (i) deliver a certificate or certificates representing the purchased Option Shares, with any appropriate legend(s) affixed thereto, to the Optionee or such other person as may be entitled thereto at the principal office of the Company or such other place as may be mutually agreed upon by the Company and the Optionee or such other person or deposit or (ii) deliver or cause to be delivered to the Optionee or Optionee’s designated broker a certificate or letter of electronic transfer instructions (“DWAC”) for the purchased Option Shares. The Company agrees to pay all original issue or stock transfer taxes, if any, on the exercise of the Option and all other fees and expenses necessarily incurred by the Company in connection therewith; provided, however, that expenses of the Optionee, including withholding and other tax obligations, shall not be deemed Company expenses.

5. Expiration of the Option. The Option will expire at the earlier of (i) 11:59 p.m. Eastern Standard Time on January 7, 2020, being the tenth anniversary of the Grant Date or (ii) 12 months after the date on which the Optionee ceases to be employed by the Employer for any reason.

6. Nontransferability; Beneficiaries. No right or interest of the Optionee in the Option shall be pledged, encumbered, or hypothecated to or in favor of any third party or shall be subject to any lien, obligation, or liability of the Optionee to any third party. The Option shall not be transferable to any third party by the Optionee except by will or the laws of descent and distribution, and the Option shall be exercisable, during the lifetime of the Optionee, only by the Optionee or his or her guardian or legal representative; provided, however, that, subject to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and consistent with the registration of the offer and sale of the Common Shares related thereto on a then-effective registration statement on Form S-8 covering the offer and sale of Common Shares issued under the Plan filed with the Securities and Exchange Commission (the “SEC”), the Optionee will be entitled to transfer the Option (and rights relating thereto) to one or more trusts or other beneficiaries, designated by the Optionee by filing the form attached hereto as Exhibit C or such other form as may be specified by the Company, during the Optionee’s lifetime for estate planning purposes or upon the Optionee’s death.

7. Investment Representation; Legends. Unless, at the time of any exercise of the Option, the offer and sale of Option Shares hereunder to the Optionee is registered under a then-effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and the offer and sale complies with all applicable registration requirements under state securities laws, the Optionee shall provide to the Company, as a condition to the valid exercise of the Option and the delivery of any certificates representing Shares, appropriate evidence, satisfactory in form and substance to the Company, that the Grantee is acquiring the Option Shares for investment and not with a view to the distribution of the Option Shares or any interest in the Option Shares, and a representation to the effect that the Optinee shall make no sale or other disposition of the Option Shares unless (i) the Company shall have received an opinion of counsel satisfactory to it in form and substance that such sale or other disposition may be made without registration under the then-applicable provisions of the Securities Act, the related rules and regulations of the SEC, and applicable state securities laws and regulations, or (ii) the sale or other disposition of the Option Shares shall be registered under a than-effective registration statement under the Securities Act and complies with all applicable registration requirements under state securities laws. The certificates representing the Option Shares may bear an appropriate legend giving notice of the foregoing restriction on transfer of the Option Shares and any other restrictive legend deemed necessary or appropriate by the Company.

8. Compliance with Section 409A. The Option is not intended to provide deferred compensation subject to Section 409A of the Code; provided, however, that the Company makes no representations as to the tax consequences of the Option to the Optionee (including, without limitation, under Section 409A of the Code, if applicable). The Optionee understands and agrees that the Optionee is solely responsible for any and all income, excise or other taxes imposed on the Optionee with respect to the Option.

9. No Rights of Holder of Common Shares. The Optionee shall not have any of the rights of a holder of Common Shares with respect to the Option Shares that may be issued upon the exercise of the Option until such Option Shares have been issued upon the due exercise of the Option.

10. Miscellaneous. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties. In particular, the Optionee’s heirs, executors, administrators, and successors shall be subject to the terms and conditions of the Plan and this Agreement, and the Company may require any such person to execute an agreement or other documents acknowledging and agreeing to such terms and conditions as a condition precedent to any transfer of the Option or any Common Shares purchased upon exercise of the Option into the name of any such person. This Agreement constitutes the entire agreement between the parties with respect to the Option and the Option Shares, and supersedes any prior agreements or documents with respect thereto, and in the event of a conflict between the provisions of this Agreement and the provisions of the Plan or any other agreement between the Company and any of its affiliates, on the one hand, and the Optionee, on the other hand, the provisions of the Plan shall govern. This Agreement may be amended, but no amendment, alteration, suspension, discontinuation, or termination of this Agreement which may impose any additional obligation upon the Company or impair the rights of the Optionee with respect to the Option shall be valid unless in each instance such amendment, alteration, suspension, discontinuation, or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and by the Optionee.

Municipal Mortgage & Equity, LLC
By: /s/ Michael L. Falcone
Michael L. Falcone
President and CEO

/s/ Gary A. Mentesana
Gary A. Mentesana